Exhibit 4
MONRO MUFFLER BRAKE, INC.
2003 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN
1.PURPOSE. The purpose of this 2003 Non-Employee Directors’ Stock Option Plan (the “Plan”) is to secure for Monro Muffler Brake, Inc., a New York corporation (the “Company”), and its shareholders the benefits of the incentive inherent in increased common stock ownership by members of the Company’s Board of Directors (the “Board”) who are not also employees of the Company or any of its subsidiaries (a “Non-Employee Director”). Options to purchase shares of the Company’s Common Stock, $.01 par value, or such other shares as are substituted pursuant to paragraph 5(e) or (f) below (the “Common Stock”), shall be granted to Non-Employee Directors of the Company pursuant to the terms of this Plan.
2.ELIGIBILITY. Each Non-Employee Director shall be eligible to receive awards of non-qualified stock options in accordance with the specific provisions of paragraph 4 below (“Options”). The adoption of this Plan shall not be deemed to give any member of the Board any right to be granted an Option to purchase Common Stock except to the extent and upon such terms and conditions consistent with the Plan as may be determined by the Compensation Committee of the Board (the “Committee”).
3.LIMITATION ON AGGREGATE SHARES. The maximum number of shares of Common Stock with respect to which Options may be granted under this Plan and which may be issued upon the exercise thereof shall not exceed, in the aggregate, 60,000 shares, subject to adjustment pursuant to paragraph 5(e) below; provided, however, that if any Options granted under this Plan expire unexercised or are cancelled, terminated or forfeited in any manner without the issuance of Common Stock thereunder, the shares with respect to which such Options were granted shall be available under this Plan. Such shares of Common Stock may be either authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.
4.TERMS AND CONDITIONS OF OPTIONS. Options granted under this Plan shall be subject to such terms and conditions and evidenced by written agreements in such form as shall be determined from time to time by the Committee and shall in any event be subject to the terms and conditions set forth in this Plan. In the event of any conflict between a written agreement and the Plan, the terms of the Plan shall govern.
     (a) ANNUAL OPTIONS. Each year on the date of the Annual Meeting of the Company’s Shareholders (the “Annual Shareholders Meeting”), commencing with the 2003 Annual Shareholders Meeting, each Non-Employee Director shall automatically receive an Option to purchase 3,039 shares of Common Stock.
     (b) OPTION PRICE. The Option price per share of Common Stock shall be 100% of the “Fair Market Value” of a share of Common Stock on the date of grant (the “Option Price”). The Fair Market Value of the Common Stock on any given date means (i) the mean between the highest and lowest reported sale prices on the New York Stock Exchange—Composite Transactions Table (or, if not so reported, on any domestic stock exchanges on which the Common Stock is then listed); (ii) if the Common Stock is not listed on any domestic stock exchange, the mean between the closing high bid and low asked prices as reported by the National Association of Securities Dealers Automated

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Quotation National Market System (or, if not so reported, by the system then regarded as the most reliable source of such quotations); (iii) if the Common Stock is listed on a domestic exchange or quoted in the domestic over-the-counter market, but there are no reported sales or quotations, as the case may be, on the given date, the value determined pursuant to (i) or (ii) using the reported sale prices or quotations on the last previous date on which so reported; or (iv) if none of the foregoing clauses apply, the fair market value as determined in good faith by the Committee.
     (c) TERM OF OPTIONS. Each Option shall be exercisable for five years after the date of grant.
     (d) EXERCISE OF OPTIONS. Options shall be exercised by written notice to the Company (to the attention of the Secretary of the Company) accompanied by payment in full of the Option Price. Payment of the Option Price may be made, at the discretion of the Non-Employee Director, (i) in cash (including check, bank draft or money order), (ii) by delivery of Common Stock (valued at the Fair Market Value thereof on the date of exercise) or (iii) by delivery of a combination of cash and Common Stock; provided, however, that the Committee may, in any instance, in order to prevent any possible violation of law, require the Option Price to be paid in cash; and provided, further, that the right to deliver Common Stock in payment of the Option Price may be limited or denied in any Option agreement.
     (e) RIGHTS AS A SHAREHOLDER. No Non-Employee Director shall have any rights as a shareholder with respect to any shares covered by an Option until the date a stock certificate for such shares is issued to him or her. Except as otherwise provided herein, no adjustments shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.
5. ADDITIONAL PROVISIONS.
          (a)CONDITIONS AND LIMITATIONS ON EXERCISE. Any Option shall be exercisable immediately upon the date of grant. Notwithstanding the foregoing, (i) no Option shall be exercisable prior to the adoption of the Plan by the Company’s shareholders at the Company’s 2003 Annual Shareholders Meeting, as provided in paragraph 9 below, and (ii) no shares of Common Stock issuable upon the exercise of an Option may be sold, assigned, pledged or otherwise transferred for a period of six months after the later to occur of (x) the adoption of the Plan by the Company’s shareholders and (y) the grant of the Option, as is specified in Rule 16b-3 (or other period of time specified in such rule as such rule may be amended from time to time) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
          (b)TERMINATION OF TERM OF DIRECTORSHIP. Subject to paragraph 4(c) above, any Option shall be exercisable during the holder’s term as a director of the Company and for thirty (30) days after the holder ceases to be a director of the Company. Notwithstanding the foregoing, an Option may be exercisable after (i) the death or disability, as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), of a holder while a director of the Company at any time until the earlier to occur of (A) the one year anniversary of the date of death or disability and (B) the termination of such Option pursuant to paragraph 4(c) above; and (ii) the retirement from the Board at the age of 65 or thereafter (“Retirement”) of a

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holder while a director of the Company until the termination of such Option pursuant to paragraph 4(c) above.
          (c)LISTING, REGISTRATION AND COMPLIANCE WITH LAWS AND REGULATIONS. Each Option shall be subject to the requirement that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares subject to the Option upon any securities exchange or automated quotation system or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of such Option or the issuance or purchase of shares thereunder, no such Option may be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holder of such Option will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. The Committee may at any time impose any limitations upon the exercise of an Option or the sale of the Common Stock issued upon exercise of an Option that, in the Committee’s discretion, are necessary or desirable in order to comply with Section 16 of the Exchange Act and the rules and regulations thereunder.
          (d)NONTRANSFERABILITY OF OPTIONS. Options may not be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise) other than by will or the laws of descent and distribution or pursuant to a final court order, and, during the lifetime of the person to whom they are granted, may be exercised only by such person (or his or her guardian or legal representative). Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option not specifically permitted herein shall be null and void and without effect.
          (e)ADJUSTMENT FOR CHANGE IN COMMON STOCK. If the outstanding Common Stock is hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination, exchange of shares, or the like, or dividends payable in shares of the Common Stock or other securities or assets, an appropriate adjustment shall be made by the Committee in the aggregate number of shares available under the Plan, in the number of shares subject to Options to be granted thereafter pursuant to Section 4(a), and in the number of shares and price per share subject to outstanding Options. Any adjustment in the number of shares shall apply appropriately to only the unexercised portion of any Option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next higher whole number of shares.
          (f)CHANGE IN CONTROL OF THE COMPANY. In the event of a Change in Control of the Company, the Options may be assumed by the successor corporation or a parent of such successor corporation or substantially equivalent options may be substituted by the successor corporation or a parent of such successor corporation, and if the successor corporation does not assume the Options or substitute options, then the Options shall terminate if not exercised as of the date of the Change in Control of the Company or other prescribed period of time. “Change in Control” shall mean any of the following: (i) any person who is not an “affiliate” (as defined in Rule 12b-2 of the Exchange Act) of the Company as of the effective date of the

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Plan becomes the beneficial owner, directly or indirectly, of 50% or more of the combined voting power of the then outstanding securities of the Company except pursuant to a public offering of securities of the Company; (ii) the sale of the Company substantially as an entirety (whether by sale of stock, sale of assets, merger, consolidation, or otherwise) to a person who is not an affiliate of the Company as of the effective date of the Plan; or (iii) there occurs a merger, consolidation or other reorganization of the Company with a person who is not an affiliate of the Company as of the effective date of the Plan, and in which the Company is not the surviving entity.
          (g)LIQUIDATION OR DISSOLUTION. In the event of the liquidation or dissolution of the Company, Options shall terminate immediately prior to the liquidation or dissolution.
          (h)TAXES. The Company shall be entitled, if necessary or desirable, to withhold (or secure payment from the Non-Employee Director in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any shares issuable under this Plan, and the Company may defer such issuance unless indemnified to its satisfaction. The Committee may, in its sole discretion and subject to such rules as it may adopt, permit a Non-Employee Director to elect to satisfy any such withholding obligation, in whole or in part, by having the Company withhold shares of Common Stock that are otherwise issuable upon the exercise of such Option and have a Fair Market Value (as of the date of exercise) equal to the amount required to be withheld, or by surrendering to the Company previously-acquired shares of Common Stock that have such a Fair Market Value.
(6)ADMINISTRATION. This Plan shall be administered by the Committee. Subject to Section 7 hereof, the Committee shall have full power to construe and interpret this Plan and Options granted hereunder, to establish and amend rules for its administration and to correct any defect or omission and to reconcile any inconsistency in this Plan or in any Option granted hereunder to the extent the Committee deems desirable to carry this Plan or any Option granted hereunder into effect. All actions taken and interpretations and determinations made by the Committee in good faith shall be final and binding upon the Company, all Non-Employee Directors who have received awards under the Plan and all other interested parties. The Committee may act a meeting or by an instrument executed by all of its members. All actions taken and decisions made by the Committee pursuant to this Plan shall be binding and conclusive on all persons interested in this Plan. The Committee may delegate to one or more of its members or to any other person or persons such ministerial duties as it may deem advisable.
(7)TERMINATION AND AMENDMENT. At any time the Committee may suspend or terminate this Plan and make such additions or amendments as it deems advisable; provided, that such additions or amendments are made in compliance with Rule 16b-3 of the Exchange Act (as such rule may be amended from time to time); and provided, further, that any amendment that would (i) materially increase the aggregate number of shares which may be issued under the Plan, (ii) materially increase the benefits accruing to Non-Employee Directors under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan, shall be subject to the approval of the Company’s shareholders, except that any such increase or modification that may result from adjustments authorized by Section 5(e) hereof shall not require such shareholder approval. No Options shall be granted hereunder after August 4, 2013. Notwithstanding any termination (other than pursuant

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to paragraph 5(a) above), the terms of the Plan shall continue to apply to Options granted prior to any such termination. No suspension, termination, modification or amendment of the Plan may, without the consent of the Non-Employee Director to whom an award shall theretofore have been granted, adversely affect the rights of such Non-Employee Director under such award.
(8)LIABILITY. No member of the Committee shall be personally liable for any action, interpretation or determination made with respect to the Plan or awards made thereunder, and each member of the Committee shall be fully indemnified and protected by the Company with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided by the Company’s Certificate of Incorporation and By-laws, as amended from time to time.
(9)EFFECTIVE DATE OF PLAN. The Plan shall be effective as of August 5, 2003 or such later date as the Board may determine, provided that the adoption of the Plan shall have been approved by the Company’s shareholders at the Company’s 2003 Annual Shareholders Meeting. If the Plan is not so approved by the Company’s shareholders, the Plan and all Options granted hereunder shall terminate.
(10)NOTICES. Notices required or permitted to be made under the Plan shall be sufficiently made if personally delivered to the Non-Employee Director or sent by regular mail addressed (a) to the Non-Employee Director’s address as set forth in the books and records of the Company, or (b) to the Company or the Committee at the principal office of the Company clearly marked “Attention: Compensation Committee”.
(11)SEVERABILITY. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
(12)GOVERNING LAW. The Plan and each agreement hereunder shall be governed in all respects by the laws of the State of New York.

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